                                                    EXHIBIT 5.0






                                 November 6, 1996





Advanced Fibre Communications, Inc.
1445 McDowell Boulevard North
Petaluma, CA 94954

         Re:  Registration Statement for Offering of
              an aggregate of 8,675,676 Shares of Common Stock
              ------------------------------------------------

Ladies and Gentlemen:

              We refer to your Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 7,175,676 shares of the Common Stock of Advanced Fibre Communications, Inc. (the "Company") under the Company's 1996 Stock Incentive Plan and (ii) 1,500,000 shares of Common Stock under the Company's Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1996 Stock Incentive Plan and the Employee Stock Purchase Plan and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock.

              We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,

                                  /s/ Brobeck, Phleger & Harrison LLP

                                  BROBECK, PHLEGER & HARRISON LLP